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                                                                  Exhibit 10.25

          Settlement Agreement, Buy-Sell Agreement and Mutual Release

David Daucher and VistaCare, Inc., its owners, directors, officers, agents, attorneys, insurers, employees, representatives, trustees, administrators, fiduciaries, parents, subsidiaries, divisions, partners, joint ventures, sister corporations and/or affiliated business entities, predecessors, successors, heirs, assignees, jointly and severally, in both their personal and corporate capacities (hereinafter "VistaCare"), having negotiated a settlement, the following terms are agreed upon, including attorneys fees and costs:

      1. VistaCare will pay a total of $750,000. This amount will be apportioned as follows:

                  $247,500 as and for severance pay.
                  $502,500 as and for the repurchase of Daucher's stock.

      2. Payment will be made by draft or check, sent to the Langerman Law Offices, made payable to David Daucher.

      3. Payment will be received no later than 5:00 p.m. on March 5, 2002. Any payment received after March 5, 2002 will bear interest at a rate of 10% retroactive to February 12, 2002, until paid.

      4. Daucher will deliver his stock shares to Stephen Lewis of VistaCare on or before 5:00 p.m. on March 5, 2002.

      5. VistaCare, Inc. will issue a 1099 for the above funds and mail it to David Daucher no later than January 31, 2003 at 6630 E. Solano Drive, Paradise Valley, AZ 85253.

      6. The parties each agree to fully release each other from any and all claims, demands, liens, agreements, covenants, actions, suits at law or equity, obligations, debts, damages, judgments, liabilities, attorneys' fees, costs, and expenses of whatever kind, known or unknown, suspected or unsuspected, that may have arisen at any time prior to the date of this agreement, including any claims growing out of or relating in any way to plaintiff's employment with or termination of employment from VistaCare and all claims under the Age Discrimination in Employment Act and under the Older Workers Benefit Protection Act. Daucher expressly agrees that all options referred to in his employment agreement are extinguished.

      7. The parties agree that they will not say anything disparaging about the other.

      8.  Each party will bear their own costs and fees.

      9. Daucher acknowledges that he will be exclusively liable for the payment of his federal, state and local taxes, if any, which may be due as a result of the monetary consideration received pursuant to this Agreement and that he will hold harmless and indemnify VistaCare for any failure of his part to pay his tax liability, if any.
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      10. Daucher warrants that he has not filed suit against VistaCare as of the signing of this agreement nor has he filed any other claim or charge against VistaCare before any governmental or administrative agency.

      11. The parties acknowledge that they have each carefully read this agreement, that they understand the terms and conditions contained therein, and that they have entered into this agreement voluntarily, knowingly and without duress or coercion, with full understanding of the terms and consequences thereof, and that they have each obtained the advice of counsel during the negotiation of this agreement.

      12. Plaintiff acknowledges that this release and waiver of claims arising under the Age Discrimination in Employment Act and under the Older Worker Benefit Protection Act is knowing and voluntary. Further, Plaintiffs acknowledge that this agreement is written in a manner that is understood by them. Finally, Plaintiffs acknowledge that the Settlement agreement is new consideration and is in addition to anything of value to which plaintiffs were already entitled. Daucher is advised that, prior to waiving claims he may have under the Age Discrimination in Employment Act, he may take up to twenty-one (21) days to consider this Agreement before signing, and he may revoke this Agreement within seven (7) calendar days after he signs this Agreement. In the event this Agreement is signed prior to the expiration of 21 days, Daucher acknowledges that he has voluntarily and knowingly agreed to waive his entitlement to take 21 days to consider this Agreement for the purpose of expediting the settlement. Daucher agrees that if he wishes to revoke this agreement, he will do so by sending his written notice via certified mail to VistaCare's counsel, Richard Cohen, at 40 North Central Avenue, Phoenix, AZ 85004, to arrive on or before the end of the revocation period.

      13. This Agreement will be effective after the expiration of the seven day revocation period outlined in Section 12, above.

      14. It is expressly understood that this Agreement is being entered solely for the purpose of settling matters set forth in this Agreement. Neither party admits to any wrongdoing.

      15. The parties agree that the amount of the settlement will be confidential, subject to disclosure for tax, legal and financial planning.

      This agreement is dated this 12th day of February, 2002.

       /s/ David Daucher                   /s/ Stephen Lewis
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           David Daucher                       Stephen Lewis


       /s/ Amy Langerman                   /s/ Richard Cohen
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           Amy Langerman,                      Richard Cohen,
            as to form                          as to form